UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation ofthe registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2011, U.S. Concrete, Inc. (the “Company”) announced that William J. Sandbrook will be appointed as the Company’s President and Chief Executive Officer and a Director on August 22, 2011 (the “Effective Date”).

Mr. Sandbrook, 54, has served as the Chief Executive Officer of Oldcastle Products and Distribution since 2008, where he is responsible for three product groups: BuildingEnvelope, Building Products and Distribution. From 2006 through 2008, he was Chief Executive Officer of Oldcastle Architectural, and from 2003 through 2006, he served as President of Oldcastle Materials’ West Division. Mr. Sandbrook was Chief Executive Officer of Tilcon New York (“Tilcon”) from 1995 to 2003, and Vice President of Tilcon from 1992 through 1995. Tilcon was acquired by Oldcastle Materials in 1996.

Mr. Sandbrook attended the U.S. Military Academy at West Point and subsequently served in the Army for thirteen years. He has an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master’s in Public Policy from the Naval War College and a Master of Arts in International Relations from Salve Regina University. Based on Mr. Sandbrook’s substantial experience as a chief executive officer in the building materials sector, the Company’s Board of Directors concluded that he is well qualified to serve as one of the Company’s directors.

In connection with the announcement, the Company and Mr. Sandbrook entered into a Term Sheet which describes the basic terms and conditions of his employment which are as follows:

•
Annual Salary/ Annual Bonus - Mr. Sandbrook will be paid an annual base salary of $725,000, and will be eligible for an annual bonus pursuant to the terms and conditions of the Company Salaried Team Member Annual Incentive Plan (as described in the Company’s most recent definitive proxy statement) with a target annual bonus of 100% of annual base salary and a maximum annual bonus equal to 200% of base salary. For 2011, Mr. Sandbrook’s annual bonus is guaranteed in an amount equal to his target bonus, pro-rated by his length of service in 2011, and shall be payable on the same date as the payout of annual bonuses to other executives generally.

•
Sign-On Bonus - On the Effective Date, Mr. Sandbrook will be granted a number of shares of the Company’s common stock equal in number to the gross amount of $500,000 divided by the average of the closing share price for the 10 prior trading days (the “Sign-On Grant”). Shares will be withheld at the applicable statutory rates for federal and Georgia state taxes. Additionally, within 30 days of the Effective Date, Mr. Sandbrook will receive a lump-sum cash bonus in the gross amount of $300,000 (the “Cash Bonus”). If Mr. Sandbrook voluntarily terminates his employment within one year of the Effective Date, then he is required to repay the entire amount of the Cash Bonus and return to the Company the number of shares received under the Sign-On Grant, in each case, within thirty days of his termination date.

•
Equity Grant – On the Effective Date, Mr. Sandbrook will be granted a number of restricted shares of the Company’s common stock with a value equal to $4,500,000 divided by the closing stock price on such date. Sixty percent (60%) of such restricted shares will vest over four (4) years in equal annual installments from the date of grant, and forty percent (40%) of the restricted shares granted will vest based on satisfaction of both time and performance targets (the “Performance Shares”).

Fifty percent (50%) of the Performance Shares will vest if the Company’s common stock attains a closing market price of $16.00/share for a period of ten (10) consecutive business days within three (3) years of the Effective Date (the “3-Year Shares”). Fifty percent (50%) of the Performance Shares will vest if the Company’s common stock attains a closing market price of $20.00/share within four (4) years from the Effective Date. Any of the 3-Year Shares that do not vest within the 3-year period, will still vest if the Company’s common stock attains a closing market price of $20.00/share within four (4) years of the Effective Date.

Mr. Sandbrook will not be eligible for any additional equity awards until after the third anniversary of the Effective Date.

•
Company-Paid Life Insurance – The Company will pay the premiums on Mr. Sandbrook’s $3,000,000 term life insurance policy, and his $2,000,000 whole life insurance policy, contingent upon Mr. Sandbrook’s successful qualification for underwriting.

•	Vacation – Mr. Sandbrook will be eligible for four weeks of vacation per annum.

•
Relocation – The Company will reimburse Mr. Sandbrook for the usual and customary selling and closing cost(s) associated with the sale of his current primary residence and the purchase of a new primary residence in Houston, Texas, the physical move of his household goods, and the difference between the fair market value (“FMV”) of his current primary residence (based on an appraisal) and a subsequent lower sales price, not to exceed fifteen percent (15%) of the FMV of such residence.

The Company will also provide Mr. Sandbrook a lump-sum of $65,000 to reimburse him for expenses associated with two (2) house-hunting trips for him and his spouse, one hundred and twenty (120) days of temporary living expenses, and other incidental expenses incurred as part of his move to Houston, Texas.

The relocation benefits will be eligible for applicable tax gross-up benefits, and are available to Mr. Sandbrook for one-year from the Effective Date. The $65,000 lump-sum already includes the applicable tax gross-up.

•	Other Benefits – Mr. Sandbrook will be eligible to participate in all health and welfare benefit programs available to similarly situated U.S. Concrete team members.

On the Effective Date, the Company and Mr. Sandbrook will enter into an Executive Severance Agreement that shall provide, that if Mr. Sandbrook’s employment is terminated without “cause” by the Company or by Mr. Sandbrook for “good cause” prior to a “change in control,” he would be entitled to the following severance payments and benefits:

•
a lump-sum payment in cash equal to his monthly base salary in effect on the date of termination multiplied by 24, in addition to any accrued but unpaid monthly base salary for any partial month in which the termination occurs;

•
a lump-sum payment in cash equal to the amount of (1) his target annual bonus in respect of the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to his termination, and (2) the value of unused vacation days earned in the year prior to the year in which the termination occurs, plus the value of any unused vacation days earned in the year in which the termination occurs;

•
payment by us of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for the benefit of Mr. Sandbrook (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after his termination; and

•
all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Sandbrook prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination (assuming for such purpose such termination had not occurred) will become vested and exercisable (as applicable) immediately as of such termination, and any vested stock options then held by Mr. Sandbrook will remain exercisable until the earlier of (1) the expiration of the twelve-month period following his termination, and (2) the expiration date of the original term of the applicable stock option.

In the event that Mr. Sandbrook’s employment is terminated by the Company without “cause” or by Mr. Sandbrook for “good cause” within one year following a “change in control”, Mr. Sandbrook would be entitled to the following severance payment benefits:

•
a lump sum payment in cash equal to (a) the sum of (1) his monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of his full target bonus in respect of the bonus year in which the termination occurs, multiplied by (b) 2.5;

•
a lump-sum payment in cash equal to the value of his accrued but unpaid salary through the date of such termination, plus his unused vacation days earned for the year prior to the year in which the termination occurs and his unused vacation days earned for the year in which the termination occurs;

•
payment by the Company of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of Mr. Sandbrook (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•	all Unvested Awards shall become fully vested.

In the event of Mr. Sandbrook's termination by reason of his death or long-term/permanent disability, he or his heirs would be entitled to substantially the same benefits as outlined above for a termination by the Company without cause or by Mr. Sandbrook for good cause in the absence of a change in control, except that any Unvested Awards would not become vested, but instead would terminate immediately.

Under the Executive Severance Agreement, “cause” to terminate the Mr. Sandbrook’s employment shall mean:

•	his gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to the Company;

•	his final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

•
any criminal indictment relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes our company to ridicule, shame or business or financial risk; or

•	a material breach by the officer of any material provision of the Executive Severance Agreement.

Under the Executive Severance Agreement, “good cause” for Mr. Sandbrook to terminate his employment shall mean:

•	a material diminution in his then current monthly base salary;

•	a material change in the location of his principal place of employment by the Company

•	any material diminution in his current position or any title or position to which he has been promoted;

•
any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because the Company ceases to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or cease to be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, then his authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities); or

•	any material breach by the Company of any material provision of the Executive Severance Agreement, including any failure the Company to pay any amount due under the Executive Severance Agreement.

A “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•
the date the Company merges or consolidates with any other person or entity, and the voting securities of the Company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

•	the date the Company sells all or substantially all of our assets to any other person or entity;

•	the date the Company is dissolved;

•
the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of the Company; or

•
the date the individuals who constituted the nonemployee members of our Board of Directors (the “Incumbent Board”) as of the Effective Date cease for any reason to constitute at least a majority of the nonemployee members of our Board of Directors, provided that, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” shall not be deemed to have occurred in connection with any bankruptcy or insolvency of the Company, or any transaction in connection therewith.

In addition, on the Effective Date, the Company and Mr. Sandbrook will enter into the Company’s form of Indemnification Agreement, which provides indemnification for officers and directors for certain events or occurrences while the officer or director is or was serving at our request in such capacity.

The information furnished pursuant to this Item 5.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit
99.1	Press Release of U.S. Concrete, Inc. dated July 26, 2011
99.2	Term Sheet dated as of July 14, 2011 between the Company and William J. Sandbrook

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: July 26, 2011	By: /s/ James C. Lewis
James C. Lewis
Senior Vice President and
Chief Financial Officer